EXHIBIT 2.2





                                  List of Exhibits
                                  ----------------

         Exhibit Number               Description
         --------------               -----------

         1.3(a)              Form of Escrow Agreement
         1.3(e)              Requirements
         1.6                 Form of New York Certificate of
                               Merger
         1.7                 Form of Employment Agreement
         4.1                 Corporate Organization and
                               Qualification
         4.2                 Share Ownership
         4.3                 Company Approvals
         4.5(a)              Financial Statements of the
                               Companies as at December 31, 1994
         4.5(b)              Financial Statements of the
                               Companies as at March 31, 1995
         4.10(c)             Tax Returns
         4.10(d)             Certain Tax Matters
         4.11(A)             Credit Reporting and Debt
                               Collection Agreements
         4.11(b)             Other Agreements
         4.11(c)(i)          Leased Real Property
         4.11(c)(ii)         Real Property
         4.11(d)             Intangible Property
         4.11(e)(i)          Intellectual Property Relating to
                               the M-Cubed System
         4.11(e)(ii)         Other Intellectual Property
         4.11(f)             Investment Securities
         4.11(g)             Other Assets
         4.11(h)             Title to Assets
         4.12(a)             Benefit Plans
         4.12(g)             Terminated Benefit Plans
         4.13                Interests of Officers, Directors
                               and Shareholders
         4.14                Employees
         4.15                Banks
         4.16                Insurance Policies
         4.22                Pooling Conditions
         5.3                 Alleghany Approvals
         6.3(a)              Form of Opinion of Hughes Hubbard &
                               Reed, Counsel for the Companies
                               and the Shareholders
         6.3(b)              Form of Opinion of McCabe & Mack,
                               Counsel for the Companies and the
                               Shareholders
         6.8                 Form of Shareholder Release
                               of Benefits
         6.9                 Form of IBM Assignment
         6.10                Form of IBM Settlement Agreement
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         7.3                 Form of Opinion of Donovan Leisure
                               Newton & Irvine, Counsel for
                               Alleghany and Newco
         8.4                 Pooling Covenants
         8.5                 Counties in which the Shareholders
                               Agree Not to Compete
         9.4(a)              Form of Legal Opinion to be
                               Delivered Upon Effectiveness of
                               Registration Statement
         10.1                Value of Properties
         12.11               Form of Joint Press Release at
                               Execution of the Agreement